CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A of Saturna Investment Trust and to the use of our reports dated January 29, 2025 on the financial statements and financial highlights of the Saturna Short-Term Bond Fund, (formerly known as Sextant Short-Term Bond Fund), Saturna Bond Income Fund (formerly known as Sextant Bond Income Fund), Saturna Core Fund (formerly known as Sextant Core Fund), Saturna Global High Income Fund (formerly known as Sextant Global High Income Fund), Saturna Growth Fund (formerly known as Sextant Growth Fund), Saturna International Fund (formerly known as Sextant International Fund), Saturna Sustainable Equity Fund and Saturna Sustainable Bond Fund, each a series of shares of Saturna Investment Trust. Such appearing in Form N-CSR for the year ended November 30, 2024, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 31, 2025